EXHIBIT 10.2

ASSIGNMENT OF PROPERTY AGREEMENT

THIS ASSIGNMENT OF PROPERTY AGREEMENT (the “Agreement”) is entered into and effective as of April 16, 2012 (the “Effective Date”) by and between SpectrumDNA, Inc., a Delaware corporation (“SpectrumDNA”), and SpectrumDNA Studios, Inc., a Delaware corporation and a wholly-owned subsidiary of SpectrumDNA (“SpectrumDNA Studios”) (SpectrumDNA and SpectrumDNA Studios collectively referred to herein as the “Company”), on the one hand, and James Banister, an individual (“Banister”), on the other hand.

Recitals

WHEREAS, the parties desire to enter into a transaction whereby the Company will transfer and assign to Banister certain intellectual property owned by the Company in consideration for the redemption by SpectrumDNA of shares of common stock of SpectrumDNA and warrants to acquire shares of common stock of SpectrumDNA owned by Banister pursuant to the terms of a certain Redemption Agreement between SpectrumDNA and Banister, and in accordance with the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the following covenants and conditions, and for valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.  Assignment and Transfer of Property.  The Company hereby assigns, grants, conveys and transfers to Banister all of the Company’s right, title and interest in and to the Enginet web properties of the Company described in Schedule A hereto, including, without limitation, all source codes, documentation, related URLs, intellectual property rights and other rights related thereto (the “Property”), subject to the terms hereof.

2.  Mutual Representations and Warranties. Each party represents and warrants to the other party that the representing and warranting party, to its best knowledge is free to enter this Agreement and in so doing it will not violate any other agreement to which it is party or subject.

3.  No Other Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, AND THE PARTIES DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY.

4.  Entire Agreement.  This Agreement does not constitute an offer by the Company and it shall not be effective until signed by all of the parties hereto.  This Agreement constitutes the entire agreement between the parties with respect to its subject matter and merges all prior and contemporaneous communications.

5.  Miscellaneous.

5.1 Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.2  Any notice or communication under this Agreement must be in writing and sent (i) by mail, postage prepaid and registered or certified with return receipt requested, (ii) by overnight courier, (iii) by facsimile or email, or (iv) by delivering the same in person.  Notices shall be sent to the last known addresses of the parties or to such other address or addresses as any party may designate by notice as provided above.

5.3  Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

5.4  This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

5.5  This Agreement shall be governed and construed under the laws of the State of Delaware.

5.6  If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement or the remainder of the provision held void or unenforceable in part shall continue in full force and effect.

5.7  No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver or a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time.

5.8  Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same.  Banister understands and agrees that Kaye Cooper Fiore Kay & Rosenberg, LLP, the draftsperson of this Agreement, has prepared this Agreement on behalf of the Company and is not representing Banister in an individual capacity in the negotiation and consummation of the transactions hereunder. The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

5.9  This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement.  The counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SPECTRUMDNA, INC.

By:	/s/ Rebecca Hershinger
Rebecca Hershinger
Chief Financial Officer

SPECTRUMDNA STUDIOS, INC.

By:	/s/ Rebecca Hershinger
Rebecca Hershinger
Chief Financial Officer

/s/ James Banister
JAMES BANISTER

SCHEDULE A

Addictionary and Associated Items

All assets associated with the Addictionary property including:

1.	IP / Code Base
2.	Brand-extensions
3.	Trademark
4.	Associated Domain Names
i.	adaddictionary.com
ii.	addiccionario.com
iii.	addiccionario.net
iv.	addictionaries.com
v.	addictionary.com
vi.	addictionary.org
vii.	additionary.com
viii.	addverbs.com
ix.	adiccionario.com
x.	adiccionario.net
xi.	cataddictionary.com
xii.	celebrityaddictionary.com
xiii.	dogaddictionary.com
xiv.	ellenaddictionary.com
xv.	horroraddictionary.com
xvi.	oddictionary.com
xvii.	petaddictionary.com
xviii.	politicaladdictionary.com
xix.	redneckaddictionary.com
xx.	thereoughtabeaword.com

Acknowledgement of Rights To Ideas

1.	Syncrave
2.	Webheads
3.	PsychicXchange
4.	Maprocosm
5.	Runnerstrax
6.	Arbetrator
7.	MyPosse
8.	Macrocosm
9.	Agregator

Domain Names

1.	coffeedback.com
2.	explorehatch.net
3.	gamifiedloyalty.com
4.	jimbanister.com
5.	keepitpc.com
6.	maybehood.com
7.	micropayplugs.com
8.	mobject.com
9.	mobjectives.com
10.	myposse.com
11.	networkedmedia.com
12.	payplugs.com
13.	pennyplugs.com
14.	powerpayport.com
15.	runnerstracks.com
16.	runnerstrax.com
17.	runnertracks.com
18.	runnertrax.com
19.	spectrummedia.com
20.	storydweller.com
21.	storydwelling.com
22.	storyformer.com
23.	storyforming.com
24.	superorganisms.com
25.	trainerstracks.com
26.	trainerstrax.com
27.	trainertracks.com
28.	trainertrax.com
29.	wordofmousebook.com

Sproutlets

All assets associated with Sproutlets and Sproutlets, Inc.